GLICKENHAUS SPECIAL SITUATIONS TRUST, SERIES
                     1 Duke & Company Tax Free Portfolios -
                             National Insured Trust

                           REFERENCE TRUST AGREEMENT


                  This Reference Trust Agreement dated October 28, 1996 among Glickenhaus & Co. as Depositor, The Bank of New York, as Trustee and Muller Data Corporation, as Evaluator, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Glickenhaus Special Situations Trust, Series 1, Trust Indenture and Agreement" dated October 28, 1996 as amended in part by this Reference Trust Agreement (herein as amended or supplemented called the "Indenture"). This Reference Trust Agreement and the Indenture, as incorporated by reference herein, will constitute a single instrument.


                                WITNESSETH THAT:

                  In consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee, and the Evaluator agree as follows:


                                     Part I

                     STANDARD TERMS AND CONDITIONS OF TRUST

                  Subject to the provisions of Part II hereof, all the provisions contained in the Indenture are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                                    Part II

                     SPECIAL TERMS AND CONDITIONS OF TRUST

                  The following special terms and conditions are hereby agreed to:

                  (a) The interest-bearing obligations listed in the Prospectus related to Glickenhaus Special Situations Trust, Series 1, Duke & Company Tax Free Portfolio - National Insured Trust have been deposited in trust under this Indenture (see

407532.1

"Portfolio" in Part A of the Prospectus which for purposes of this Indenture is the Schedule of Securities or Schedule A).

                  (b) For the purposes of the definition of the Unit in item
(28) of Section 1.1, the fractional undivided interest in and ownership of the Trust is 5,000.

                  (c) The fiscal year for the Trust shall end on July 31st of each year.

                  (d) All Certificateholders of record on November 15, 1996 (the "First Monthly Record Date") who have selected the monthly distribution plan, will receive a distribution to be made on or shortly after December 1, 1996 (the "First Distribution Date"), and thereafter distributions will be made monthly. The first semi-annual distribution will be made on or shortly after December 1, 1996 to all Certificateholders of record on November 15, 1996 who have selected the semi-annual distribution plan, and thereafter distributions will be made semi-annually.

                  (e)  The First Settlement Date shall mean October 31, 1996.

                  (f)  The number of Units referred to in Section 2.3 is 5,000.

                  (g) For the purposes of Section 4.3, the Evaluator shall receive for each evaluation of the Bonds in the Trust $.55 per Bond for each valuation.

                  (h) For purposes of Section 6.4, the Trustee shall be paid per annum $1.41 per $1,000 principal amount of Bonds for that portion of the Trust under the monthly distribution plan and $1.01 per $1,000 principal amount of Bonds for that portion of the Trust under the semi-annual distribution plan.

                  (i) For purposes of Section 8.6, the Depositor's maximum annual fee is hereby specified to be $.25 per $1,000 principal amount of Bonds in the Trust.

                  (j) For purposes of Section 9.2, the Mandatory Termination Date for the Trust is December 31, 2045.

                  (k) For purposes of this Series of Special Situations Trust, the form of Certificate set forth in this Indenture shall be appropriately modified to reflect the title of this Series as set forth above.


                                      -2-
407532.1

                  (l) For purposes of this Series of Special Situations Trust, the execution date of this Indenture shall be the date first written above.

                  IN WITNESS WHEREOF, the parties hereto have caused this Reference Trust Agreement to be duly executed on the date first above written.

                         [Signatures on separate pages]

                                      -3-
407532.1

                                                     GLICKENHAUS & CO.



                                                     By: /s/Brian C. Laux
                                                         ---------------------
                                                         Attorney-in-Fact
                                                         for each of the
                                                         General Partners


STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )


                  I, Kelly McConvery, a Notary Public in and for the said County in the State aforesaid, do hereby certify that Brian C. Laux, personally known to me to be the same whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his free and voluntary act as Attorney-in-Fact for each of the General Partners, and as the free and voluntary act of said GLICKENHAUS & CO., for the uses and purposes therein set forth.

                  GIVEN, under my hand and notarial seal this 28th day of October, 1996.


                                                     /s/Kelly McConvery
                                                     ------------------
                                                          Notary Public


[SEAL]


                                KELLY McCONVERY
                        Notary Public, State of New York
                                No. 01MC5044884
                          Qualified in New York County
                        Commission Expires June 5, 1997

                                                  THE BANK OF NEW YORK, Trustee



                                                  By:   /s/Jeffrey Cohen
                                                     -------------------
                                                          Vice President
ATTEST:



By  /s/Jenifer Dicker
---------------------


(CORPORATE SEAL)


STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )


                  I, Emanuel T Lytle, Jr., a Notary Public in and for the said County in the State aforesaid, do hereby certify that Jeffrey Cohen and Jenifer Dicker personally known to me to be the same persons whose names are subscribed to the foregoing instrument and personally known to me to be a Vice President and Assistant Vice President, respectively, of The Bank of New York, appeared before me this day in person, and acknowledge that they signed, sealed with the corporate seal of The Bank of New York and delivered the said instrument as their free and voluntary act as such Vice President and Assistant Vice President, respectively, and as the free and voluntary act of said The Bank of New York for the uses and purposes therein set forth.

                  GIVEN, under my hand and notarial seal this 8th day of October, 1996.


                                                       /s/Emanuel T. Lytle, Jr.
                                                       ------------------------
                                                                  Notary Public

[SEAL]

My commission expires:

                             EMANUEL T. LYTLE, JR.
                        Notary Public, State of New York
                                 No. 41-4696933
                           Qualified in Queens County
                       Commission Expires April 30, 1997

                                             MULLER DATA CORPORATION, Evaluator


                                             By:/s/Mario S. Buscemi
                                                -------------------------------
                                                Mario S. Buscemi
                                                Chief Operating Officer



ATTEST:


By:/s/Richard Birnbaum
----------------------
  Richard Birnbaum
  Vice President

[CORPORATE SEAL]